Exhibit 10.33

AMENDMENT TO
TRUST AGREEMENT
This amendment (the “Amendment”), effective as of the Effective Time (as defined below), to the Trust Agreement entered into as of May 12, 2006 by and between Oceaneering International, Inc. (the “Company”) and Bank of America, National Association (“BANA”), as successor to United States Trust Company, N.A. (the “Trust Agreement”) is made and entered into by and among the Company, BANA, Evercore LP (“Evercore”) and Evercore Trust Company, National Association (“ETC”), a limited purpose national banking association.
WITNESSETH
WHEREAS, pursuant to the Trust Agreement, BANA serves as trustee of the trust created thereby (the “Trust”);
WHEREAS, on September 8, 2008, BANA entered into that certain Asset Purchase Agreement, pursuant to which BANA will sell substantially all of the assets of its Special Fiduciary Services business (“SFS”) to Evercore (which sale is hereafter referred to as the “Transaction”), and in connection therewith Evercore is in the process of forming ETC;
WHEREAS, in connection with the Transaction, BANA wishes to resign as trustee of the Trust, and the Company and the Participant (as defined in the Trust Agreement) wish to appoint ETC as BANA’s successor; and
WHEREAS, it is expected that the current SFS management team and personnel will join ETC and will continue to manage the Trust in the ordinary course of business.
NOW, THEREFORE, the parties hereto agree as follows:
1.The Trust Agreement is hereby amended to reflect:

(a)	BANA’s resignation as trustee of the Trust pursuant to Section 10(a) of the Trust Agreement, effective as of the closing of the Transaction (the “Effective Time”).

(b)	That the Company appoints ETC as successor trustee of the Trust pursuant to Section 11(a) of the Trust Agreement, effective as of the Effective Time.

(c)	That, to the extent that ETC does not satisfy the requirements of Section 11(a) of the Trust Agreement, the Company hereby waives such requirements solely with respect to ETC.

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(d)
That, effective as of the Effective Time, BANA will no longer be a party to the Trust Agreement and all references to “the Trustee,” U.S. Trust or BANA, as applicable, in the Trust Agreement shall be references to ETC.

2.The Company hereby acknowledges that BANA provided notice of its resignation as trustee of the Trust in accordance with Section 10(a) of the Trust Agreement.
3.This Amendment shall be contingent upon and will only become effective upon the occurrence of the Effective Time.
4.Except as set forth in this Amendment, the Trust Agreement shall continue in full force and effect in accordance with its terms, unamended.
5.This Amendment shall be governed by and construed in accordance with the laws of the jurisdiction set forth in the Trust Agreement.
6.Evercore shall cause ETC to execute this Amendment upon the formation of ETC, and Evercore shall cause ETC to accept its appointment as successor trustee to the Trust, effective as of the Effective Time. Upon such execution of this Amendment by ETC and ETC’s appointment as successor trustee to the Trust, Evercore shall cease to be a party to this Amendment.
7.The Trust Agreement, as amended hereby and otherwise amended (including any exhibits and schedules thereto), constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.
8.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
[Signature Page Follows]

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IN WITNESS WHEREOF the parties hereto have executed this Amendment as of this ___ day of __________________.

OCEANEERING    EVERCORE LP
INTERNATIONAL, INC.
By: Evercore Partners Inc., its
General Partner
By:    /S/ MARVIN J. MIGURA
Name:    Marvin J. Migura
Title:    Sr. Vice President &    By:    /S/ ADAM B. FRANKEL
Chief Financial Officer    Name:    Adam B. Frankel
Title:    Corporate Secretary

BANK OF AMERICA,
NATIONAL ASSOCIATION

By:    /S/ GLORIA E. POLLANK
Name:    Gloria E. Pollack
Title:    Managing Director

John R. Huff hereby consents to the appointment of ETC as successor trustee to the Trust as provided herein.

/S/ JOHN R. HUFF
John R. Huff, Participant

ETC hereby accepts its appointment aa successor trustee to the Trust effective as of the Effective Time, agrees to be bound by and subject to all of the provisions of the Trust Agreement from and after the Effective Time and acknowledges that all references in the Trust Agreement to “the trustee” shall refer to ETC from and after the Effective Time.

EVERCORE TRUST COMPANY,
NATIONAL ASSOCIATION

By:    /S/ GLORIA E. POLLACK
Name:    Gloria E. Pollack
Title:    Managing Director

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